As filed with the Securities and Exchange Commission on December 6, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-1430478
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-170751.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Hudson Pacific Properties, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its series B cumulative redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series B Preferred Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-170751), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 22, 2010 as thereafter amended and supplemented. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The following exhibits to this registration statement are filed herewith or have been filed as exhibits to the Registrant’s Registration Statement on Form S-11 (File No. 333-164916) and the Registrant’s Registration Statement on Form S-11 (File No. 333-170751) and are hereby incorporated by reference herein:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-11/A on May 12, 2010 (File No. 333-164916))

3.2	Amended and Restated Bylaws of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-11/A on May 12, 2010 (File No. 333-164916))

3.3	Form of Articles Supplementary designating the Series B Preferred Stock of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-11/A on December 6, 2010 (File No. 333-170751))

4.1	Form of Certificate of Series B Preferred Stock of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-11/A on December 6, 2010 (File No. 333-170751))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hudson Pacific Properties, Inc.

Date: December 6, 2010	By:	/S/ VICTOR J. COLEMAN
	Name:	Victor J. Coleman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-11/A on May 12, 2010 (File No. 333-164916))

3.2	Amended and Restated Bylaws of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-11/A on May 12, 2010 (File No. 333-164916))

3.3	Form of Articles Supplementary designating the Series B Preferred Stock of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-11/A on December 6, 2010 (File No. 333-170751))

4.1	Form of Certificate of Series B Preferred Stock of Hudson Pacific Properties, Inc. (incorporated by reference herein to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-11/A on December 6, 2010 (File No. 333-170751))